Exhibit 99.1

Recent developments

Warrick first quarter 2021 operating results

Warrick’s first quarter ended after the completion of the Acquisition on March 31, 2021. We have prepared, and are presenting, estimated ranges of Warrick Shipments and Net sales for the quarter ended March 31, 2021 in good faith based upon our internal estimates. Furthermore, management estimates that Warrick’s operating results during the quarter ended March 31, 2021 were reasonably consistent with prior performance. Such internal estimates have not been subject to our normal financial closing and financial statement preparation processes and do not include the impact of purchase accounting adjustments. As a result, actual results could be different and those differences could be material. Investors should exercise caution in relying on this information.

Three months ended March 31,
2021
Shipments (million lbs)	180-183
Net Sales (in millions)	$310-315

The prospective financial information included above has been prepared by, and is the responsibility of, the Company’s management. This information is not a comprehensive statement of Warrick’s financial results for this period. We do not intend to update this information prior to making our financial statements available. This information may change materially. Neither Deloitte & Touche LLP nor PricewaterhouseCoopers LLP has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the prospective financial information included above. Accordingly, neither Deloitte & Touche LLP nor PricewaterhouseCoopers LLP expresses an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this document relates to Warrick Rolling Mill, a carve out of certain operations of Alcoa Warrick LLC’s previously issued financial statements. It does not extend to the prospective financial information included above.

SUMMARY HISTORICAL FINANCIAL AND OPERATING INFORMATION AND UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Set forth below is a summary of our (i) historical consolidated financial and operating data for the periods indicated and (ii) unaudited pro forma combined financial information for the period indicated and adjusted to give effect to the Acquisition.

Our summary historical consolidated financial and operating data for the years ended December 31, 2018, 2019 and 2020 and the balance sheet data as of December 31, 2019 and 2020 have been derived from our historical audited consolidated financial statements incorporated by reference into this offering memorandum. Our summary historical consolidated financial and operating data for the quarters ended March 31, 2020 and 2021, and the balance sheet data as of March 31, 2021 are derived from our historical unaudited consolidated financial statements incorporated by reference into this offering memorandum, and include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of this information. We also present summary historical consolidated financial and operating data for the last twelve months ended March 31, 2021, which is derived by adding our historical consolidated financial and operating data for the year ended December 31, 2020 to our historical consolidated financial and operating data for the three months ended March 31, 2021 and subtracting our historical consolidated financial and operating data for the three months ended March 31, 2020.

Our summary unaudited pro forma combined financial information for the last twelve months ended March 31, 2021 has been derived from our historical consolidated financial statements and the Warrick Rolling Mill historical carve-out financial statements incorporated by reference into the offering memorandum. Our summary unaudited pro forma combined financial information for the last twelve months ended March 31, 2021 has been prepared combining period ends that differ by fewer than 93 days and is derived by adding (i) our consolidated historical financial and operating data for the year ended December 31, 2020 to (ii) our consolidated financial and operating data for the three months ended March 31, 2021 and (iii) the Warrick Rolling Mill historical carve-out financial and operating data for the year ended December 31, 2020 and (iv) subtracting our consolidated financial and operating data for the three months ended March 31, 2020.

We do not present any pro forma combined balance sheet information as our March 31, 2021 balance sheet already fully consolidates Warrick Rolling Mill.

Our summary unaudited pro forma combined financial information is for informational purposes only and does not purport to present what our results of operations and financial condition would have been had the Acquisition actually occurred during such time period, and should not be considered representative of our future results of operations or financial position. While the pro forma financial information does not reflect potential cost savings or synergies that may be achievable in connection with the Acquisition, management’s estimates of certain reductions to costs of products sold expected to be realized following the closing of the Acquisition are illustrated as Management’s Adjustments in the unaudited pro forma combined financial statements included elsewhere in this offering memorandum.

You should read the following summary consolidated financial and operating data in conjunction with our consolidated financial statements and accompanying notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk factors” and other information included in our Annual Report on 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 incorporated by reference into this offering memorandum, the audited carve-out combined financial statements and accompanying notes of the Warrick Rolling Mill incorporated into this offering memorandum by reference to our Current Report on Form 8-K filed with the April 1, 2021 (as amended on May 7, 2021) as well as the sections entitled “Capitalization” “Risk factors” and “Unaudited pro forma combined financial information” included elsewhere in this offering memorandum.

	Year Ended December 31,			Three Months Ended March 31,		Last Twelve Months Ended March 31,	Pro Forma Combined Last Twelve Months Ended March 31,
(in millions of dollars, except shipments)	2018	2019	2020	2020	2021	2021	2021
Statement of income data:
Net sales	$1,585.9	$1,514.1	$1,172.7	$369.3	$324.0	$1,127.4	$2,211.0
Operating income (loss)	143.6	125.7	81.1	45.6	16.9	52.4	(3.5)
Net income (loss)	91.7	62.0	28.8	29.1	4.5	4.2	(50.0)
Other financial and operating data:
Value added revenue(1)	$827.9	$855.5	$697.1	$216.6	$171.7	$652.2	$1,152.4
Hedged cost of alloyed metal(1)	758.0	658.6	475.6	152.7	152.3	475.2	1,058.6
Total cash dividends paid	37.7	39.4	43.4	11.3	11.7	43.8	43.8
Capital expenditures	74.1	60.2	51.9	21.1	9.1	39.9	56.9
Depreciation and amortization expense	43.9	49.1	52.2	13.2	13.5	52.5	102.0
Interest expense	22.7	24.6	40.9	6.1	12.3	47.1	47.1
Cash provided by (used in) operating activities	150.2	232.3	206.9	52.4	(11.4)	143.1	N/A
Cash provided by (used in) investing activities	31.1	(101.8)	26.9	18.6	(626.6)	(618.3)	N/A
Cash provided by (used in) financing activities	(106.0)	8.5	281.9	(28.5)	(14.5)	295.9	N/A
EBITDA(2)	186.6	154.1	131.9	58.0	30.1	104.0	86.9
Adjusted EBITDA(2)	204.8	212.7	153.8	59.4	37.5	131.9	209.1
Shipments (mm lbs)(3)	652.4	625.0	502.4	155.6	136.9	483.7	1,158.1

Note: Totals may not sum due to rounding.

	As of December 31,		As of March 31,
(in millions of dollars)	2019	2020	2021
Balance sheet data:
Total assets	$1,526.2	$1,864.7	$2,152.8
Cash and short term investments	343.0	780.3	128.0
Total stockholders’ equity	733.9	732.4	735.0
Long-term borrowings (at face value), including amounts due within one year	500.0	850.0	850.0

(1)

Value added revenue represents net sales less the hedged cost of alloyed metal. Hedged cost of alloyed metal is our Midwest Price, which reflects the primary aluminum supply and demand dynamics in North America, plus the cost of alloying elements plus any realized gains and/or losses on settled hedges related to the metal sold in the referenced period. Value added revenue is not intended to be used as an alternative to any measure of the Company’s performance in accordance with GAAP. The following table reconciles value added revenue to the most directly comparable financial measure, which is net sales:

	Year Ended December 31,			Three Months Ended March 31		Last Twelve Months Ended March 31,	Pro Forma Combined Last Twelve Months Ended March 31,
(in millions of dollars)	2018	2019	2020	2020	2021	2021	2021
Net sales	$1,585.9	$1,514.1	$1,172.7	$369.3	$324.0	$1,127.4	$2,211.0
Less: Hedged cost of alloyed metal	(758.0)	(658.6)	(475.6)	(152.7)	(152.3)	(475.2)	(1,058.6)

Value added revenue	$827.9	$855.5	$697.1	$216.6	$171.7	$652.2	$1,152.4

(2)

EBITDA is defined as net income plus income tax, interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA (less) add other (income) expense, net and adjusted for non-run rate items. Non run rate items are items that, while they may recur from period to period, (i) are particularly material to results, (ii) affect costs primarily as a result of external market factors, and (iii) may not recur in future periods if the same level of underlying performance were to occur. However, non-run rate items are not infrequent or unusual. Non run rate items are part of our business and operating environment but are worthy of being highlighted for the benefit of the readers of the financial statements. Our intent is to allow readers of the financial statements to consider our results both in light of and separately from items such as unrealized mark-to-market gains or losses on derivatives related to fluctuations in underlying metal and energy prices and currency exchange rates, lower of cost or market inventory write-downs and gains or losses related to the Salaried VEBA. Our management uses EBITDA and Adjusted EBITDA to monitor and evaluate financial results and trends, and we believe that this information may be useful for investors. However, EBITDA and Adjusted EBITDA are not intended to be used as an alternative to any measure of the Company’s performance in accordance with GAAP. The following table reconciles EBITDA and Adjusted EBITDA to the most directly comparable financial measure, which is net income:

	Year Ended December 31,			Three Months Ended March 31,		Last Twelve Months Ended March 31,	Pro Forma Combined Last Twelve Months Ended March 31,
(in millions of dollars)	2018	2019	2020	2020	2021	2021	2021
Net income (loss)	$91.7	$62.0	$28.8	$29.1	$4.5	$4.2	$(50.0)
Income tax provision (benefit)	28.3	18.4	10.0	9.6	(0.3)	0.1	(12.1)
Interest expense	22.7	24.6	40.9	6.1	12.3	47.1	47.1
Depreciation and amortization	43.9	49.1	52.2	13.2	13.5	52.5	102.0

EBITDA	$186.6	$154.1	$131.9	$58.0	$30.1	$104.0	$86.9
Other expense, net(a)	0.9	20.7	1.4	0.8	0.4	1.0	11.5
Non-run-rate items:
Restructuring charge (benefit)	—	—	7.5		(0.7)	6.8	6.8
Adjustments to plant-level LIFO(b)	(3.1)	3.4	2.4	(0.7)	(2.9)	0.2	0.2
Mark-to-market loss (gain) on derivative instruments(c)	17.7	5.8	(2.6)	0.1	(0.3)	(3.0)	(3.0)
Workers’ compensation (benefit) cost due to change in discount rate	(0.5)	0.8	1.8	0.7	—	1.1	1.1
Goodwill impairment(d)	—	25.2	—	—	—	—	—
Environmental expense(e)	1.7	1.7	5.3	0.5	—	4.8	4.8
Asset impairment charges	1.4	0.9	0.5	—	—	0.5	0.5
Acquisition costs(f)	—	—	5.5	—	11.0	16.5	16.5
Purchase accounting inventory benefit	—	—	—	—	—	—	(0.2)
Reduced cost of aluminum(g)	—	—	—	—	—	—	81.6
Reduced cost of electrical power(g)	—	—	—	—	—	—	2.3
Non-cash net periodic post retirement service cost relating to Salaried VEBAs	0.1	0.1	0.1	—	—	0.1	0.1

Adjusted EBITDA	$204.8	$212.7	$153.8	$59.4	$37.5	$131.9	$209.1

Note: Totals may not sum due to rounding.

(a)

Other expense (income), net in 2019 includes loss on extinguishment of our 5.875% Senior Notes due 2024 during the fourth quarter of fiscal year 2019, which includes a $16.5 million premium paid to redeem the notes and a $3.8 million write-off of unamortized debt issuance costs associated with the notes.

(b)

We manage our business on a monthly last-in, first-out (“LIFO”) basis at each plant, but report inventory externally on an annual LIFO basis in accordance with GAAP on a consolidated basis. This amount represents the conversion from GAAP LIFO applied on a consolidated basis to monthly LIFO applied on a plant-by-plant basis.

(c)

Mark-to-market (gain) loss on derivative instruments represents: (i) the reversal of mark-to-market (gain) loss on hedges entered into prior to the adoption of Accounting Standards Update No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities and settled in the periods presented above; (ii) (gain) loss on non-designated commodity hedges; and (iii) reclassifications out of Accumulated other comprehensive loss due to forecasted transactions no longer probable of occurring. Adjusted EBITDA reflects the realized (gain) loss of such settlements.

(d)

The goodwill impairment in 2019 was driven by a change in valuation of the additive manufacturing business, which was determined to have a longer term horizon for development and acceptance than anticipated at the time of acquisition. See Note 4 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference into this offering memorandum.

(e)	Environmental expenses are related to legacy activities at operating facilities prior to July 6, 2006.
(f)	Acquisition costs are acquisition-related transaction costs primarily comprised of professional fees.
(g)

Management adjustments to reflect the reduced cost of aluminum and electrical power resulting from negotiated rates that more closely align with market pricing as part of, and effective immediately following, the close of the Warrick Rolling Mill acquisition.

(3)	Amounts represents pounds shipped.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is derived from our historical consolidated financial statements and the Warrick Rolling Mill historical carve-out financial statements, and is adjusted to give effect to the Acquisition and Kaiser Aluminum’s accounting policies.

The unaudited pro forma combined financial information has been prepared utilizing period ends that differ by fewer than 93 days and is derived by adding (i) our consolidated historical financial and operating data for the year ended December 31, 2020 to (ii) our consolidated financial and operating data for the three months ended March 31, 2021 and (iii) the Warrick Rolling Mill historical carve-out financial and operating data for the year ended December 31, 2020 and (iv) subtracting our consolidated financial and operating data for the three months ended March 31, 2020. We do not present any pro forma combined balance sheet information as our March 31, 2021 balance sheet already fully consolidates Warrick Rolling Mill.

The following unaudited pro forma combined financial information should be read in conjunction with the following financial statements and notes thereto, all of which are incorporated by reference into this offering memorandum:

•	our audited consolidated financial statements as of and for the year ended December 31, 2020;

•	our unaudited consolidated financial statements as of and for the three months ended March 31, 2021;

•	our unaudited consolidated financial statements as of and for the three months ended March 31, 2020; and

•	the audited carve-out financial statements of the Warrick Rolling Mill as of and for the year ended December 31, 2020.

The pro forma adjustments reported in this unaudited pro forma combined financial information are based upon available information and certain assumptions that our management believes are reasonable. The unaudited pro forma combined financial information is presented for informational purposes only and is not intended to represent or be indicative of what the results of operations or financial condition would have been had the Acquisition actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial condition for any future period or as of any future date. The unaudited pro forma combined financial information should be read in conjunction with “Risk factors” and “Summary—Summary historical financial and operating information and Unaudited pro forma combined financial information” included elsewhere in this offering memorandum.

Assumptions underlying the pro forma adjustments are described in the accompanying notes.

Pro Forma Combined Statement of Income

for the Last Twelve Months Ended March 31, 2021

(Unaudited)

	Kaiser	Warrick				Management Adjustments
(in millions of dollars)	Last Twelve Months Ended March 31, 2021	Year Ended December 31, 2020	Pro Forma Adjustments		Pro Forma Combined	Metals Pricing		Utilities		Adjusted Combined
Net sales	$1,127.4	$1,115.6	$(32.0	)A B	$2,211.0	$—		$—		$2,211.0
Costs and expenses:

Cost of products sold, excluding depreciation and amortization and other items	917.2	1,098.3	(25.1	) A C	1,990.4	(81.6	) G	(2.3	) G	1,906.5
Depreciation and amortization	52.5	28.4	21.	1 D E	102.0	—		—		102.0
Selling, general, administrative, research and development	99.1	16.8	—		115.9	—		—		115.9
Restructuring costs	6.8	—	—		6.8	—		—		6.8
Other operating income, net	(0.6)	—	—		(0.6)	—		—		(0.6)

Total costs and expenses	1,075.0	1,143.5	(4.0)		2,214.5	(81.6)		(2.3)		2,130.6

Operating income (loss)	52.4	(27.9)	(28.0)		(3.5)	81.6		2.3		80.4
Other income (expense):
Interest expense	(47.1)	—	—		(47.1)	—		—		(47.1)
Other (expense) income, net	(1.0)	(17.7)	7.2	B	(11.5)	—		—		(11.5)

Income (loss) before income taxes	4.3	(45.6)	(20.9)		(62.2)	81.6		2.3		21.7
Income tax (provision) benefit	(0.1)	7.3	4.9	F	12.1	(19.2)		(0.5)		(7.7)

Net income (loss)	$4.2	$(38.3)	$(15.9)		$(50.0)	$62.4		$1.7		$14.1

The accompanying notes are an integral part of this unaudited pro forma combined financial information.

Notes – Transaction Accounting Adjustments

Explanation of the adjustments to the unaudited pro forma combined statement of income are as follows:

A.

The Company recognizes customer payments of shipping and handling costs as a reduction of cost of products sold, while Warrick Rolling Mill recognized these payments as a component of revenue. Therefore, this adjustment conforms the presentation of shipping and handling costs to the Company’s presentation.

B.

Warrick Rolling Mill maintained accounts receivable supply chain financing arrangements in the U.S. to provide additional sources of working capital. The accounts receivables were sold and de-recognized from its combined balance sheet with any fees associated with the programs recorded in its combined statements of loss and comprehensive loss as Other expense, net. At times, a portion of such fees would be reimbursed by Warrick Rolling Mill’s customers and recognized as Sales and as Other expense, net. This adjustment conforms the presentation of such reimbursed fees to the Company’s presentation as only an offset to Other expense, net.

C.	Represents a reduction in Cost of products sold resulting from purchase accounting inventory adjustments.

D.

Reflects transaction accounting adjustments to amortization to reflect amortization expense that would have been recorded on intangible assets if the Acquisition occurred at the beginning of the accounting period as shown in the table below (in millions of dollars, except amortization periods):

	Estimated Fair Value	Estimated Useful Life in Years	Amortization Expense for the Year Ended December 31, 2020
Favorable lease contract	$7.0	120	$0.1
Favorable commodity contract	11.0	2	5.5
Customer relationships	38.5	12	3.2

Identifiable intangibles	$56.5		$8.8

Historical amortization expense			—
Transaction accounting adjustment to amortization			$8.8

E.

Reflects transaction accounting adjustments to depreciation to reflect depreciation expense that would have been recorded on the fixed assets acquired if the Acquisition occurred at the beginning of the accounting period, as shown below (in millions of dollars, except depreciation periods):

	Estimated Fair Value	Average Useful Life in Years	Depreciation Expense for the Year Ended December 31, 2020
Land and improvements	$3.8	1.8	$2.1
Building and leasehold improvements	59.3	5.1	11.6
Machinery and Equipment	296.6	11.0	27.0
Construction in Progress	29.7	n/a	—

Property, plant and equipment	$389.4		$40.7

Historical depreciation expense			28.4
Transaction accounting adjustment to depreciation			$12.3

F.	Reflects the income tax net benefit effect of the transaction accounting adjustments based on the applicable statutory rates associated with the respective adjustments.

G.

The Warrick Rolling Mill historically purchased aluminum and electrical power from Alcoa’s smelter and power plant, respectively. Alcoa historically sold to the Warrick Rolling Mill aluminum from the smelter at the smelter’s cost and electrical power from the power plant at negotiated prices between the parties. Aluminum and electrical power are reflected at these prices in Warrick Rolling Mill’s historical combined financial statements. As part of the Acquisition and effective immediately following the close of the Acquisition, the Company negotiated pricing for aluminum and electrical power at alternative rates that more closely align with market pricing. The table above reflects a reduction to cost of products sold representing the cost of aluminum and electrical power under the negotiated pricing as if the negotiated contract pricing had been in place at January 1, 2020, and at a statutory tax rate of 24%.